Exhibit (a)(5)(E)
Second Quarter Results - August 3, 2006 Delivering Value from Assets, People & Projects

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION Certain information contained or incorporated by reference in this presentation, including any information as to our future financial or operating performance, constitutes "forward-looking statements". All statements, other than statements of historical fact, are forward-looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may", "will", "schedule" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such factors include, but are not limited to: fluctuations in the currency markets (such as the Canadian and Australian dollars, South African rand and Papua New Guinea kina versus the U.S. dollar); fluctuations in the spot and forward price of gold or certain other commodities (such as copper, silver, diesel fuel and electricity); changes in U.S. dollar interest rates or gold lease rates that could impact the mark to market value of outstanding derivative instruments and ongoing payments/receipts under interest rate swaps and variable rate debt obligations; risks arising from holding derivative instruments (such as credit risk, market liquidity risk and mark to market risk); changes in national and local government legislation, taxation, controls, regulations and political or economic developments in Canada, the United States, Dominican Republic, Australia, Papua New Guinea, Chile, Peru, Argentina, South Africa, Tanzania, Russia or Barbados or other countries in which we do or may carry on business in the future; business opportunities that may be presented to, or pursued by, us; our ability to successfully integrate acquisitions, including our recent acquisition of Placer Dome; operating or technical difficulties in connection with mining or development activities; employee relations; the speculative nature of gold exploration and development, including the risks of obtaining necessary licenses and permits; diminishing quantities or grades of reserves; adverse changes in our credit rating; and contests over title to properties, particularly title to undeveloped properties. In addition, there are risks and hazards associated with the business of gold exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance, or inability to obtain insurance, to cover these risks). Many of these uncertainties and contingencies can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. You are cautioned that forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this presentation are qualified by these cautionary statements. Specific reference is made to Barrick's most recent Form 40-F/Annual Information Form on file with the SEC and Canadian provincial securities regulatory authorities for a discussion of some of the factors underlying forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

ADDITIONAL DISCLOSURE Investors and security holders are advised to read the tender offer statement by Barrick Gold Corporation related to the proposed tender offer for the outstanding common shares of NovaGold Resources Inc. when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the tender offer statement when it becomes available and other documents filed by Barrick Gold Corporation with the SEC at the SEC's website at www.sec.gov. The tender offer statement may also be obtained for free when it becomes available from Barrick Gold Corporation on the website or by directing a request to Barrick Gold Corporation's media or investor relations department. Barrick's mineral reserves and resources have been calculated as at December 31, 2005 in accordance with National Instrument 43- 101 as required by Canadian securities regulatory authorities. For United States reporting purposes, Industry Guide 7 (under the Securities and Exchange Act of 1934), as interpreted by Staff of the U.S. Securities and Exchange Commission, applies different standards in order to classify mineralization as a reserve. Accordingly, Barrick has classified the Pueblo Viejo and Buzwagi properties as mineralized material for U.S. reporting purposes. In addition, while the terms "measured", "indicated" and "inferred" mineral resources are required pursuant to National Instrument 43-101, the U.S. Securities and Exchange Commission does not recognize such terms. Canadian standards differ significantly from the requirements of the U.S. Securities and Exchange Commission, and mineral resource information contained herein is not comparable to similar information regarding mineral reserves disclosed in accordance with the requirements of the U.S. Securities and Exchange Commission. U.S. investors should understand that "inferred" mineral resources have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. In addition, U.S. investors are cautioned not to assume that any part or all of Barrick's mineral resources constitute or will be converted into reserves. For more information on Barrick's mineral reserves and resources, and for a description of the key assumptions, parameters and methods used in calculating Barrick's reserves and resources, see Barrick's most recent Annual Information Form/Form 40-F on file with Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission.

Second Quarter Results Gregory Wilkins President and C.E.O. Peter Kinver Executive Vice President and C.O.O. Jamie Sokalsky Executive Vice President and C.F.O. Alex Davidson Executive Vice President Exploration and Corporate Development Patrick Garver Executive Vice President and General Counsel

Highlights Record financial results Elimination of Placer Dome gold hedge position Concluded Goldcorp transaction On track with 2006 gold production and cash cost guidance 2006 copper production guidance increased All-cash offers for NovaGold Resources and Pioneer Metals

Financial and Operating Highlights Earnings: $459 million Earnings per share: 53¢ Operating cash flow: $643 million Operating cash flow per share: 73¢ Gold production: 2.1 million ounces Total cash costs: $281 per ounce (1) Copper: 100 million lbs @ $0.76/lb (1) (1) refer to final slide point #1

Hedge Book Reduction (millions of ounces) Corporate* December 31, 2005 10.5 First quarter reduction (4.7) Position at March 31, 2006 5.8 Second quarter reduction (3.0) Position at June 30, 2006 2.8 Expected by end of 2009 0 * excludes 9.5 million ounces of project gold sales contracts

Placer Dome Integration Update Integration of mines complete New organizational structure defined On track to achieve $200-million synergy run rate by 2007 Targeting exploration opportunities Advancing pipeline of projects Implementing cost management initiatives

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Second Quarter Operating Results Gold Production ('000 ozs.) Total Cash Costs ($ per oz.) North America 821 $293 South America Australia Pacific Africa Russia / Central Asia 461 564 230 9 2,085 $176 $306 $368 $494 $281 Copper production of 100 million pounds at 76¢ / lb.

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Operations Update - South America Lagunas Norte, Peru On track for 1Moz in 2006 at low cash costs Veladero Mining in Amable pit in H2 2006 Zaldivar Higher forecast tons and grades 2006E copper production: 300 million lbs.

Cowal Mine, New South Wales, Australia First Pour April 6, 2006

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Cortez Hills Project, Nevada Twin Decline Portals

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Getchell/Turquoise Ridge
Dee (South Arturo)
Rossi (Storm)
Goldstrike
Winnemucca
I80
I80
Elko
Carlin
Carlin Trend
Getchell Trend
Marigold
Battle Mtn.
Battle Mountain - Eureka Trend
Cortez
Cortez Hills
Bald Mountain
Nevada
Exploration Potential
0 miles
20
40
60
Ruby Hill (E. Archimedes)

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Outlook for 2006 Gold production: 8.6 - 8.9 Moz @ $275-290/oz Copper production: ~370 M lbs @ $0.75 - $0.80/lb Gold production expected to increase for the second half of the year Exploration expense: $180 - $190M Project development expense: $150M Tax rate: ~ 28% - 30%

Second Quarter Results Gregory Wilkins President and C.E.O. Peter Kinver Executive Vice President and C.O.O. Jamie Sokalsky Executive Vice President and C.F.O. Alex Davidson Executive Vice President Exploration and Corporate Development Patrick Garver Executive Vice President and General Counsel

FOOTNOTES Total cash costs is defined as cost of sales divided by ounces of gold sold or pounds of copper sold. Total cash costs exclude amortization expense and inventory purchase accounting adjustments. For further information on this performance measure see pages 15 to 17 of Management's Discussion and Analysis found in the Second Quarter Report 2006. Barrick's exploration programs are designed and conducted under the supervision of Alexander J. Davidson, P. Geo., Executive Vice President, Exploration and Corporate Development of Barrick. For information on the geology, exploration activities generally, and drilling and analysis procedures on Barrick's material properties, see Barrick's most recent Annual Information Form / Form 40-F on file with Canadian provincial securities regulatory authorities and the US Securities and Exchange Commission.